Exhibit 99.1

NEWS RELEASE

For Immediate Release

Getty Images Extends Consent Solicitation for

0.50% Convertible Subordinated Debentures, Series B due 2023

Seattle – January 18, 2007 – Getty Images, Inc. (NYSE: GYI) today announced that it has extended the expiration time for its previously announced solicitation of consents (the “Consent Solicitation”) from the holders of record of its outstanding 0.50% Convertible Subordinated Debentures, Series B due 2023 in the aggregate principal amount of $265 million (the “Debentures”).

The Consent Solicitation, which was scheduled to expire at 5:00 P.M., New York City time, on January 17, 2007, will now expire at 5:00 P.M., New York City time, on January 24, 2007. Holders may deliver their consents to the Tabulation Agent at any time before the expiration time, as extended. All other terms and conditions of the Consent Solicitation remain unchanged.

The Consent Solicitation is being made upon the terms, and is subject to the conditions, set forth in the Consent Solicitation Statement, dated January 4, 2007, a copy of which is attached as an exhibit to the Current Report on Form 8-K furnished by Getty Images to the Securities and Exchange Commission on January 5, 2007. The proposed amendments and waiver require the consent of holders of a majority in aggregate principal amount of the outstanding Debentures.

Getty Images has retained Goldman, Sachs & Co. to serve as the Solicitation Agent and D.F. King & Co., Inc. to serve as Information Agent and Tabulation Agent for the Consent Solicitation. Requests for documents may be made directly to D.F. King & Co., Inc. by telephone at 800-488-8095 (toll free) or 212-269-5550 (collect), or in writing at 48 Wall Street, 22nd Floor, New York, New York. Questions regarding the solicitation of consents may be directed to Goldman, Sachs & Co. at 800-828-3182 (toll free) or 212-357-0775 (collect), Attention: Credit Liability Management Group.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The Consent Solicitation is being made solely pursuant to the Consent Solicitation Statement. The delivery of the Consent Solicitation Statement is not intended to be, and shall not be construed to be, any admission by Getty Images that there is an existing default or an event of default under the Indenture, which is expressly denied.

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, WA and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Certain statements set forth in this press release constitute “forward-looking statements” as that term is defined under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from past performance and current expectations, assumptions and projections. Differences may result from actions taken by Getty Images as well as from risks and uncertainties beyond its control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. In particular, there can be no assurances as to when Getty Images will be able to file its Third Quarter Form 10-Q or the potential effects of the delays in such filing. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended June 30, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005. Except as required by law, Getty Images does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Alan Pickerill

Director, Investor Relations

206.925.6355

alan.pickerill@gettyimages.com

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